Exhibit 99.1

ZYNGA APPOINTS BOARD MEMBER FRANK GIBEAU TO CHIEF EXECUTIVE OFFICER AND ANNOUNCES FOUNDER MARK PINCUS WILL SERVE AS EXECUTIVE CHAIRMAN OF THE BOARD

SAN FRANCISCO, March 1, 2016 – Zynga Inc. (Nasdaq: ZNGA), a leading provider of social game services, today announced that it has appointed Frank Gibeau as Chief Executive Officer effective March 7, 2016, reporting to Zynga’s Board of Directors. Gibeau, who joined Zynga’s Board of Directors in August 2015, is a gaming industry veteran, with 25 years of experience in interactive entertainment. Mark Pincus, Zynga’s founder and current CEO, will serve as Executive Chairman of the Board, and will also report to Zynga’s Board of Directors.

“I recruited Frank 7 months ago to become an active board member to advise and coach our teams. Frank has mentored product teams, led roadmap meetings and delivered inspiring talks to our game making and PM communities. Frank has also been a big supporter of our move to smaller more nimble teams. Equally important, we have worked well together and share a common vision for Zynga around mobile and social gaming,” said Pincus.

“Frank has a history of developing strong teams and shipping market leading games. He is a seasoned leader with the experience to quickly navigate the kinds of challenges we face on a weekly basis. He has a proven 25-year track record having helped architect the successful turnaround of Electronic Arts as the President of EA Labels and more recently navigating the company’s platform transition efforts as EVP of EA Mobile. In our industry he’s known for driving operational excellence and leading winning teams on both the publishing and studio side of the gaming business. In terms of our respective roles, as CEO, Frank will report to our Board, leading strategy and execution. I will focus on driving our vision and working with a small number of live and new product teams to help drive innovative new social experiences for our players,” Pincus continued.

“I’m incredibly honored to join the Zynga team as CEO. Mark founded Zynga with the simple premise that it’s more fun to play games with other people and that social gaming was a path to the mass market. I felt the power of this idea as a competitor and was inspired by how Zynga reached unexpected new audiences and opened up brand-new gaming platforms,” said Gibeau. “Despite the success of mobile games, Mark and I believe that the full promise of Zynga and social gaming has yet to be fully realized. We believe that Zynga has an opportunity to create new social experiences to connect even more players together. We will continue to invest in our talent and build on our empowered, entrepreneurial culture. As important, we must commit to a new level of operational excellence with focused execution, engineered hits and strong cost discipline. I’m excited to get started and expect a seamless transition given the progress we’ve made together over the past seven months. I’m encouraged by our early momentum and look forward to partnering with our teams to build on the progress we’re seeing across the company.”

Gibeau, 47, spent more than two decades at Electronic Arts Inc., where he held a number of influential business and product leadership roles. Most recently he served as the Executive Vice President of EA Mobile from October 2013 to May 2015, where he led strategy, product development and publishing for the company’s fast-growing mobile games business. In that role, Gibeau managed EA’s portfolio of mobile franchises including The Simpsons: Tapped Out, Plants vs. Zombies, Real Racing, Bejeweled, Star Wars, Minions, SimCity, EA SPORTS, and The Sims.

Prior to that, Gibeau was President of EA Labels from 2011 to 2013, where he oversaw IP development, worldwide product management and marketing for major console and PC properties including Battlefield, FIFA, Madden NFL, Need for Speed, SimCity, Star Wars: The Old Republic, Mass Effect, Dragon Age and The Sims. He also spent four years as the President of the EA Games Label, where he was responsible for a business turnaround that resulted in increased product quality, on time game delivery and dramatically reduced costs. Before that, Gibeau was EA’s Executive Vice President and General Manager of The Americas, where he was directly responsible for a publishing operation that accounted for more than $1.5 billion of EA’s annual revenue.

“We are excited to have Frank Gibeau expand his role at Zynga and become the Chief Executive Officer. Since Frank joined the Board, Mark and Frank’s strategic partnership and shared passion for social mobile gaming has positively inspired our teams and business. We’re confident of a successful, seamless transition because of Frank’s hands-on contributions in the last seven months. We look forward to them leading our great teams to deliver winning products for consumers,” said John Doerr, lead Independent Director of Zynga’s Board of Directors and General Partner at Kleiner Perkins Caufield & Byers.

“Frank is a great leader with an impressive turnaround track record. He successfully navigated multiple business and platform transitions during his nearly 25 years at Electronic Arts. He created some of the biggest brands in our industry, built and scaled a leading mobile freemium business and he has elicited outstanding work from game, finance and operations teams. Frank’s publishing, team-building and franchise management skills coupled with his chemistry with Mark and the leadership team are just the right ingredients for Zynga to connect the world with social games,” said Bing Gordon, member of Zynga’s Board of Directors and General Partner at Kleiner Perkins Caufield & Byers.

“Teaming Mark, the Founder and Executive Chairman, with Frank as Chief Executive Officer is the right leadership combination to take Zynga’s culture of innovation and entrepreneurship to the next level of strategic and executional excellence. I spend a lot of time working with CEOs and Frank is one of the most qualified, strategic leaders I’ve ever met. I believe he will motivate Zynga’s business and game teams with world-class leadership and a drive for operational excellence, while Mark focuses on his passion for bringing our social gaming vision to life,” said Louis J. Lavigne, Jr., member of Zynga’s Board of Directors and Audit Committee Chair, and former Genentech Inc. EVP and Chief Financial Officer.

Frank Gibeau Biographical Information

Frank Gibeau is a mobile, PC and console gaming industry veteran, with 25 years of experience in interactive entertainment. He serves as Zynga’s Chief Executive Officer and a member of the Board of Directors at Zynga.

Mr. Gibeau spent more than two decades at Electronic Arts Inc., where he held a number of influential business and product leadership roles. Most recently he served as the Executive Vice President of EA Mobile from October 2013 to May 2015, where he led strategy, product development and publishing for the company’s fast-growing mobile games business. In that role, Mr. Gibeau managed EA’s portfolio of popular mobile franchises including The Simpsons: Tapped Out, Plants vs. Zombies, Real Racing, Bejeweled, Star Wars, Minions, SimCity, EA SPORTS, and The Sims. He also spearheaded the creation of new mobile intellectual property and platform technology, as well as EA’s Chillingo publishing operation.

Prior to that, Mr. Gibeau was President of EA Labels from 2011 to 2013, where he oversaw IP development, worldwide product management and marketing for major console and PC properties including Battlefield, FIFA, Madden NFL, Need for Speed, SimCity, Star Wars: The Old Republic, Mass Effect, Dragon Age and The Sims. He also spent four years as the President of the EA Games Label, where he was responsible for a business turnaround that resulted in increased product quality, on time game delivery and dramatically reduced costs. Before that, Mr. Gibeau acted as EA’s Executive Vice President and General Manager of The Americas, where he was directly responsible for a publishing operation that accounted for more than $1.5 billion of EA’s annual revenue. While at EA, Mr. Gibeau also served as Executive Producer of the major motion picture “Need For Speed,” which was released in 2014.

Mr. Gibeau is currently a director of Graphiq, a data visualization company, and the Vice Chairman of the Corporate Advisory Board for the Marshall School of Business at the University of Southern California, and he previously served on the Board of Directors of Cooliris, an Internet technology company. Mr. Gibeau received a Bachelor of Science in Business Administration from the University of Southern California and a Masters of Business Administration from Santa Clara University.

About Zynga Inc.

Zynga Inc. is a leading developer of the world’s most popular social games that are played by millions of monthly consumers. The company has created evergreen franchises such as FarmVille, Zynga Casino and Words With Friends. Zynga’s NaturalMotion, an Oxford-based mobile game and technology developer, is the creator of hit mobile games in popular entertainment categories, including CSR Racing, CSR Classics and Clumsy Ninja. Zynga games have been played by more than 1 billion people around the world and are available on a number of global platforms including Apple iOS, Google Android, Facebook and Zynga.com. The company is headquartered in San Francisco, Calif. Learn more about Zynga at http://blog.zynga.com or follow us on Twitter and Facebook.

Forward-Looking Statements

This press release contains forward looking statements relating to, among other things, the appointment of Frank Gibeau as our new Chief Executive Officer, the resignation of Mark Pincus from his position as Chief Executive Officer, the appointment of Mark Pincus as our new Executive Chairman, the success of our executives in their new roles, our potential and the potential of the mobile gaming industry, our future operational plans, strategies and prospects, the success of our cost discipline, our transition process and the success of our turnaround, the strength of our future games slate, our ability to take advantage of the growth opportunity across our industry, , the consumer success of our games, our ability to create innovative new social experiences for our consumers, our ability to launch engineered hits, our ability to deliver winning products for consumers, and our ability to realize our social gaming vision and connect the world through games. Forward-looking statements often include words such as “outlook,” “projected,” “intends,” “will,” “anticipate,” “believe,” “target,” “expect,” and statements in the future tense are generally forward-looking. The achievement or success of the matters covered by such forward-looking statements involves significant risks, uncertainties, and assumptions. Our actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of our future performance.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2015, copies of which may be obtained by visiting our Investor Relations web site at http://investor.zynga.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. There is no guarantee that the circumstances described in our forward-looking statements will occur. We assume no obligation to update such statements.

Contact:

Press

Stephanie Hess

415-503-0303

press@zynga.com

Investors

Melissa Fisher

415-339-5266

investors@zynga.com